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Exhibit 99.1             Press Release issued by Simon DeBartolo Group, Inc.,
                         dated February 19, 1998.

CONTACTS:
Shelly Doran      317.685.7330      Investors
Billie Scott      317.263.7148      Media

FOR IMMEDIATE RELEASE

                   SIMON DeBARTOLO GROUP ANNOUNCES MERGER WITH
                          CORPORATE PROPERTY INVESTORS

                  Transaction Creates $17 Billion Real Estate Investment Trust

                  Indianapolis, Indiana - February 19, 1998... Simon DeBartolo Group, Inc. (NYSE:SPG) today announced that it signed a definitive agreement to merge with Corporate Property Investors (CPI), a privately held real estate investment trust, and Corporate Realty Consultants, Inc., its "paired share" affiliate. The transaction has been approved by both companies' Boards of Directors.

                  Once the acquisition is completed, Simon will own 222 retail properties and 8 office buildings comprising total GLA of 175 million square feet. The acquisition is expected to generate meaningful and additional revenue, and achieve significant cost savings and operational synergies from the combination of the two companies' operations.

                  The transaction values CPI at approximately $5.781 billion, including the assumption of debt. Under the terms of the merger agreement, CPI shareholders will receive consideration of $179 per share, or $4.803 billion, consisting of $90 in cash, $70 of common stock and $19 in 6.5% convertible preferred stock. The common stock component of the consideration is based on a fixed exchange ratio using Simon's February 17, 1998, closing price of $33 5/8, and is subject to a 15% symmetrical collar based upon the price of Simon common stock determined at closing. The transaction is expected to be completed during the third quarter of 1998 and is subject to the approval of Simon's shareholders, as well as customary regulatory and other conditions. A majority of CPI's shareholders have already approved the transaction. Hans Mautner, CPI's Chairman and Chief Executive Officer, will become the combined company's Vice Chairman and will serve on the board of the combined company along with two other CPI designees. Mark Ticotin, CPI's President, will become a Senior Executive Vice President of the combined company. Messrs. Mautner and Ticotin will also serve on the combined company's six-member Executive Committee.

                  "We are extremely excited to combine CPI with our company," said David Simon, Simon's Chief Executive Officer. "CPI owns the most outstanding collection of premier retail real estate in the United States. With 1997 sales per square foot in excess of $385 and occupancy of 90.8%, it is the country's most productive aggregation of retail real estate assets."


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                  "We have realized significant value for our shareholders,"
said Mr. Mautner. "We recognize the many strategic benefits of a combination with the Simon organization, and our shareholders are enthusiastic about holding a substantial ownership stake in the combined company."

                  "These two companies are a perfect fit for each other," stated Richard S. Sokolov, Simon's President and Chief Operating Officer. "The CPI portfolio adds a significant presence in the Boston and Atlanta markets to the Simon portfolio, and adds to the existing Simon presence in such markets as the New York metropolitan area, California and Florida. Additionally, the preeminent CPI assets will fuel the already substantial revenue growth being realized by Simon's newly created Simon Brand Ventures consumer marketing division."

                  Merrill Lynch & Co. was the financial advisor for Simon and Lazard Freres & Co. LLC and J.P. Morgan & Co. were the advisors for CPI.

                  Simon DeBartolo Group, Inc. is a self-administered and self-managed real estate investment trust which, through its subsidiary partnerships, is engaged in the ownership, development, management, leasing, acquisition and expansion of income-producing properties. It currently owns or has an interest in 202 properties which consist of existing regional malls, community shopping centers and specialty and mixed-use properties and, together with its affiliated management company, owns or manages approximately 145 million square feet of gross leasable area in 34 states.

                                      -end-

                  Note: Statements in this press release which are not historical may be deemed forward-looking statements within the meaning of the federal securities laws. Although Simon believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K for a discussion of such risks and uncertainties.

                  Additional Simon DeBartolo Group information is available on the Company's website at www.simon.com.



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Table A
CPI Retail Properties:

Property Name               Location                      GLA              Department Stores
                                                       (in 000's)

Aurora Mall                 Aurora, CA                       950      JCPenney, Foley's and Sears

Brea Mall                   Brea, CA                       1,250      JCPenney, Macy's, Nordstrom,
                                                                      Robinson's-May and Sears

Burlington Mall             Burlington, MA                 1,255      Filene's, Lord & Taylor, Macy's
                                                                      and Sears

Crystal Mall                Waterford, CT                    790      Filene's, JCPenney, Macy's and
                                                                      Sears

Gwinnett Place              Atlanta, GA                    1,240      Macy's, JCPenney, Parisian,
                                                                      Rich's and Sears

Haywood Mall                Greenville, SC                 1,255      Belk-Simpson, Dillard's,
                                                                      JCPenney, Rich's and Sears

Highland Mall               Austin, TX                     1,100      Dillard's, Foley's and JCPenney

Lenox Square                Atlanta, GA                    1,450      Macy's, Neiman Marcus and Rich's

Livingston Mall             Livingston, NJ                   990      Lord & Taylor, Macy's and Sears

Metrocenter                 Phoenix, AZ                    1,350      Dillard's, JCPenney, Macy's,
                                                                      Sears and Robinson's-May

Nanuet Mall                 Nanuet, NY                       910      Macy's, Sears and Stern's

Northlake Mall              Atlanta, GA                      950      JCPenney, Macy's, Parisian and
                                                                      Sears

Ocean County Mall           Toms River, NJ                   870      JCPenney, Macy's, Sears and
                                                                      Stern's

Palm Beach Mall             West Palm Beach, FL            1,200      Burdine's, JCPenney, Lord &
                                                                      Taylor, Dillard's(1) and Sears

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
Phipps Plaza                Atlanta, GA                      820      Saks, Parisian and Lord & Taylor

Rockaway Townsquare         Rockaway, NJ                   1,210      JCPenney, Lord & Taylor, Macy's
                                                                      and Sears

Roosevelt Field Mall        Garden City, NY                2,260      Bloomingdale's, JCPenney, Macy's,
                                                                      Nordstrom and Stern's

Santa Rosa Plaza            Santa Rosa, CA                   695      Macy's, Mervyn's and Sears

South Shore Plaza           Braintree, MA                  1,595      Filene's, Lord & Taylor, Macy's
                                                                      and Sears

Town Center at Boca Raton   Boca Raton, FL                 1,320      Bloomingdale's, Burdine's, Lord &
                                                                      Taylor, Saks Fifth Ave. and Sears

Town Center at Cobb         Atlanta, GA                    1,275      Macy's, JCPenney, Parisian,
                                                                      Rich's and Sears

Walt Whitman Mall           Huntington, NY                   965      Macy's, Bloomingdale's(1),
                                                                      Saks(1) and Lord & Taylor(1)

Westminster Mall            Westminster, CA                1,095      JCPenney, Robinson's-May,
                                                                      Robinson's-May Home Store and
                                                                      Sears


(1)      Under construction



CPI Office Properties:

Property Name                                         Location                           Description

General Motors Building                               New York City, NY                  1.6 million square foot
                                                                                         building

The Lenox Building                                    Atlanta, GA                        350,000 square foot
                                                                                         building

Rockaway Office Building                              Rockaway, NJ                       90,000 square foot building

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
Three Dag Hammarskjold Plaza                          New York City, NY                  120,000 square foot
                                                                                         building